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                                                              FILE NO. 333-59997
                                                                  RULE 424(B)(3)

                             PROSPECTUS SUPPLEMENT
       (TO THE PROSPECTUS AND PROSPECTUS SUPPLEMENT DATED JULY 30, 1998)
                                     PROSPECTUS NUMBER: 1789


                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

                                FIXED RATE NOTES

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

PRINCIPAL AMOUNT:        $205,000,000


CUSIP NUMBER:            59018S S88


INTEREST RATE:           5.75000%


ORIGINAL ISSUE DATE:     November 3, 1998


STATED MATURITY DATE:    November 2, 2002


INTEREST PAYMENT DATES:  Each May 15th and November 15th, commencing on May 15, 1999 through
                         May 15, 2002, and on the Stated Maturity Date, subject to Following Business Day
                         Convention.


REPAYMENT AT THE OPTION
OF THE HOLDER:           The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE OPTION
OF THE COMPANY:          The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                    The Notes are being issued in fully registered book-entry form.


TRUSTEE:                 The Chase Manhattan Bank


DATED:                   October 29, 1998


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